                                                                  Exhibit (d)(5)


                     BENEFICIAL OWNER LISTING CERTIFICATION

             COLONIAL INTERMEDIATE HIGH INCOME FUND RIGHTS OFFERING

     The undersigned, a bank, broker or other nominee holder of rights ("Rights") to purchase shares of beneficial interest, no par value (the "Shares"), of Colonial Intermediate High Income Fund (the "Fund") pursuant to the Rights offering (the "Offer") described and provided for in the Fund's Prospectus dated ________, 1999 (the "Prospectus"), hereby certifies to the Fund and to First Data Investor Services Group, Inc., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

                                          NUMBER OF RIGHTS              NUMBER OF SHARES
         NUMBER OF RECORD DATE       EXERCISED PURSUANT TO THE     REQUESTED PURSUANT TO THE
              SHARES OWNED              PRIMARY SUBSCRIPTION      OVER-SUBSCRIPTION PRIVILEGE
  1)
      ----------------------------  ----------------------------  ----------------------------
  2)
      ----------------------------  ----------------------------  ----------------------------
  3)
      ----------------------------  ----------------------------  ----------------------------
  4)
      ----------------------------  ----------------------------  ----------------------------
  5)
      ----------------------------  ----------------------------  ----------------------------
  6)
      ----------------------------  ----------------------------  ----------------------------
  7)
      ----------------------------  ----------------------------  ----------------------------
  8)
      ----------------------------  ----------------------------  ----------------------------
  9)
      ----------------------------  ----------------------------  ----------------------------
 10)
      ----------------------------  ----------------------------  ----------------------------

      ---------------------------------- vested
               Name of Nominee Holder

By:
--------------------------------------

   Name:
   -----------------------------------

   Title:
   -----------------------------------

Dated: _________________________, 1999

Provide the following information, if applicable:


-----------------------------------------       Name of Broker: ___________________
Depository Trust Corporation ("DTC")
  Participant Number

-----------------------------------------       Address: __________________________
DTC Primary Subscription Confirmation
  Number(s)